EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-35452 on Form S-8 of our reports dated November 29, 2010, relating to the consolidated financial statements of Capitol Federal Financial and subsidiaries, and the effectiveness of Capitol Federal Financial’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Capitol Federal Financial and subsidiaries for the year ended September 30, 2010.

Kansas City, Missouri

November 29, 2010